UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 20, 2013, the Ader Group issued a press release regarding ISS’ recommendation as to how shareholders of International Game Technology (“IGT”) should vote at the 2013 annual meeting of stockholders of IGT. A copy of such press release is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Ader Group Announces that ISS Recommends IGT Shareholders Vote the GOLD Proxy Card at Upcoming Annual Meeting

ISS Deems Board Change Necessary

NEW YORK, Feb. 20, 2013 /PRNewswire/ -- The Ader Group today announced that ISS recommends that shareholders of International Game Technology use the GOLD proxy card to vote at the company's March 5th annual meeting. The Ader Group, which represents ownership of more than 3% of the company's outstanding shares, is seeking to increase shareholder representation and to augment the level of casino gaming industry and financial markets expertise on the Board of Directors. ISS is one of the nation's leading independent proxy voting advisory firms, providing voting recommendations to thousands of pension and mutual funds and other institutional investors.

In its February 19th report, ISS supports the Ader Group's call for change, stating:

"In the company's continuing difficulties in redressing the weakness of its core business segments, the uncertainty about the potential of the online diversification efforts, and the sustained shareholder doubt reflected in IGT's persistent stock underperformance, the dissidents have demonstrated a compelling case for a greater shareholder perspective on the board."

ISS echoed many of the concerns raised by the Ader Group about the company's stock price performance, observing that:

"Even given the stark underperformance of the casino equipment industry generally, IGT has lagged many of its industry peers and competitors over the past 1, 3, and 5 years. Most notably, IGT declined by 11.7% in 2012, compared to a return of 16.7% by the S&P 500 and an increase of 18.2% among its industry peers, demonstrating the dissident's contention that IGT has not participated in the sector or the broader market recovery."

"We appreciate ISS' support, which strongly validates our view that Board change is required in order to revitalize IGT's market share in the Casino Gaming Industry and increase value for all shareholders," stated Jason N. Ader , Managing Member of Ader Investment Management. "The Ader slate is also gratified by the encouragement it has received from various other parties, including public expressions of support from Orange Capital, a significant shareholder, and from Steve Wynn , Chairman and CEO of Wynn Resorts, Limited, a major IGT customer."

Mr. Ader concluded, "We have consistently tried to engage with the Board in a positive manner and if elected, Ray Brooks , Chuck Mathewson and Daniel Silvers are firmly committed to working constructively with IGT's management team and the other board members while independently representing the best interests of all shareholders. We are hopeful that the Board will welcome this latest call for change from an important shareholder constituency, and we urge all of our fellow shareholders to vote their GOLD proxy card today to elect our three highly-qualified director nominees to the Board of IGT."

Shareholders needing assistance in voting their GOLD proxy card may call the Ader Group's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8621 (banks and brokers may call collect at (212) 750-5833).

About Ader Investment Management LP

Ader Investment Management LP is a Delaware limited partnership that was founded in 2003. Ader Investment Management LP is an SEC-registered investment adviser with its principal place of business located in New York, New York. Ader Investment Management LP began conducting business in 2003, under the name of Hayground Cove Associates LP. In June 2011, Hayground Cove Associates LP changed its name to Ader Investment Management LP. Mr. Jason Ader is the sole principal of the firm, and is also the managing member and sole principal of the firm's general partner, Ader Fund Management LLC.

The principal investment advisory business of Ader Investment Management LP is the management of investment portfolios consisting primarily of equity securities on behalf of certain private funds and separately managed accounts.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr. , Charles N. Mathewson and Daniel B. Silvers (the "Ader Nominees") as nominees to the board of directors of International Game Technology (the "Company") and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company's 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission ("SEC") at the SEC's web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long /Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader , Daniel B. Silvers , Andrew P. Nelson and Laura T. Conover-Ferchak . The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company's stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes "forward-looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

SOURCE Ader Group